Exhibit 99

JOINT FILER INFORMATION

NAME:      Frost Gamma Investments Trust

ADDRESS:      4400 Biscayne  Blvd.
       Miami, FL  33137

Designated Filer:     Phillip Frost, M.D.

Issuer and Ticker Symbol:    Cogint, Inc. (COGT)

Date of Event Requiring Statement:   December 8, 2017

     FROST GAMMA INVESTMENTS TRUST

     by: /s/ Phillip Frost, M.D.

      Phillip Frost, M.D., Trustee